Exhibit 99.4

NON-GAAP RECONCILIATION:
QUARTERLY ADJUSTED OPERATING RATIO BY REPORTABLE SEGMENT (UNAUDITED)(1)(2)
FOR THE TWO-YEAR PERIOD ENDED DECEMBER 31, 2016
(Dollars in thousands)

	Three Months Ended								Years Ended December 31,
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016	2015	2016
Truckload:
Operating revenue	$538,341	$555,715	$552,816	$557,242	$492,522	$517,593	$516,692	$521,242	$2,204,114	$2,048,049
Less: Fuel surcharge revenue	(69,561)	(70,281)	(63,363)	(53,945)	(36,705)	(43,847)	(47,549)	(48,575)	(257,150)	(176,676)
Revenue xFSR	468,780	485,434	489,453	503,297	455,817	473,746	469,143	472,667	1,946,964	1,871,373

Operating expense	481,487	487,771	495,804	482,045	456,235	467,118	469,022	473,893	1,947,107	1,866,268
Adjusted for:
Fuel surcharge revenue	(69,561)	(70,281)	(63,363)	(53,945)	(36,705)	(43,847)	(47,549)	(48,575)	(257,150)	(176,676)
Adjusted operating expense	411,926	417,490	432,441	428,100	419,530	423,271	421,473	425,318	1,689,957	1,689,592
Operating Ratio	89.4%	87.8%	89.7%	86.5%	92.6%	90.2%	90.8%	90.9%	88.3%	91.1%
Adjusted Operating Ratio	87.9%	86.0%	88.4%	85.1%	92.0%	89.3%	89.8%	90.0%	86.8%	90.3%

Dedicated:
Operating revenue	$135,929	$146,812	$145,381	$152,243	$142,911	$146,119	$156,382	$161,491	$580,365	$606,903
Less: Fuel surcharge revenue	(17,276)	(17,963)	(15,975)	(13,322)	(9,222)	(11,432)	(12,904)	(13,576)	(64,536)	(47,134)
Revenue xFSR	118,653	128,849	129,406	138,921	133,689	134,687	143,478	147,915	515,829	559,769

Operating expense	124,856	128,634	130,717	132,100	124,170	125,601	132,775	142,240	516,307	524,786
Adjusted for:
Fuel surcharge revenue	(17,276)	(17,963)	(15,975)	(13,322)	(9,222)	(11,432)	(12,904)	(13,576)	(64,536)	(47,134)
Adjusted operating expense	107,580	110,671	114,742	118,778	114,948	114,169	119,871	128,664	451,771	477,652
Operating Ratio	91.9%	87.6%	89.9%	86.8%	86.9%	86.0%	84.9%	88.1%	89.0%	86.5%
Adjusted Operating Ratio	90.7%	85.9%	88.7%	85.5%	86.0%	84.8%	83.5%	87.0%	87.6%	85.3%

Refrigerated:
Operating revenue	$177,414	$185,089	$182,181	$182,859	$169,688	$178,162	$177,435	$180,338	$727,543	$705,623
Less: Fuel surcharge revenue	(18,834)	(19,703)	(15,351)	(13,147)	(6,699)	(10,720)	(11,417)	(13,370)	(67,035)	(42,206)
Revenue xFSR	158,580	165,386	166,830	169,712	162,989	167,442	166,018	166,968	660,508	663,417

Operating expense	169,343	174,183	176,650	171,610	164,903	165,427	190,959	170,814	691,786	692,103
Adjusted for:
Fuel surcharge revenue	(18,834)	(19,703)	(15,351)	(13,147)	(6,699)	(10,720)	(11,417)	(13,370)	(67,035)	(42,206)
Adjusted operating expense	150,509	154,480	161,299	158,463	158,204	154,707	179,542	157,444	624,751	649,897
Operating Ratio	95.5%	94.1%	97.0%	93.8%	97.2%	92.9%	107.6%	94.7%	95.1%	98.1%
Adjusted Operating Ratio	94.9%	93.4%	96.7%	93.4%	97.1%	92.4%	108.1%	94.3%	94.6%	98.0%

Exhibit 99.4

Intermodal:
Operating revenue	$90,354	$98,507	$100,966	$100,745	$82,548	$90,066	$92,260	$95,283	$390,572	$360,157
Less: Fuel surcharge revenue	(13,090)	(13,664)	(12,903)	(10,784)	(6,692)	(8,305)	(9,294)	(10,166)	(50,441)	(34,457)
Revenue xFSR	77,264	84,843	88,063	89,961	75,856	81,761	82,966	85,117	340,131	325,700

Operating expense	91,597	96,906	100,243	97,698	85,456	89,163	91,902	94,183	386,444	360,704
Adjusted for:
Fuel surcharge revenue	(13,090)	(13,664)	(12,903)	(10,784)	(6,692)	(8,305)	(9,294)	(10,166)	(50,441)	(34,457)
Non-cash impairments	—	—	—	—	—	—	—	(37)	—	(37)
Adjusted operating expense	78,507	83,242	87,340	86,914	78,764	80,858	82,608	83,980	336,003	326,210
Operating Ratio	101.4%	98.4%	99.3%	97.0%	103.5%	99.0%	99.6%	98.8%	98.9%	100.2%
Adjusted Operating Ratio	101.6%	98.1%	99.2%	96.6%	103.8%	98.9%	99.6%	98.7%	98.8%	100.2%

(1)
During the first quarter of 2017, Swift Transportation Company (the "Company") reorganized its reportable segments to reflect management’s revised reporting structure of its Dedicated and Refrigerated (formerly "Swift Refrigerated") reportable segments.  In association with the reorganization, the operations of our dedicated grocery line of business, which was previously reported within the Company’s Dedicated segment, will now be reported within the Company's Refrigerated segment.  This will result in all of our temperature-controlled lines of business reporting under the Refrigerated segment.

(2)
Our definition of the non-GAAP measure, Adjusted Operating Ratio, starts with (a) operating expense and (b) operating revenue, which are GAAP financial measures. We subtract the following items from (a) to arrive at (c) adjusted operating expense:

(i)fuel surcharge revenue,
(ii)amortization of the intangibles from our 2007 going-private transaction,
(iii)non-cash operating impairment charges,
(iv)other special non-cash items,
(v)excludable transaction costs, and
(vi)severance expense, including cash and equity award impact, related to the departure of certain executive leadership.
We then subtract fuel surcharge revenue from (b) to arrive at (d) Revenue xFSR. Adjusted Operating Ratio is equal to (c) adjusted operating expense as a percentage of (d) Revenue xFSR.
We net fuel surcharge revenue against fuel expense in the calculation of our Adjusted Operating Ratio, thereby excluding fuel surcharge revenue from operating revenue in the denominator. Because fuel surcharge revenue is so volatile, we believe excluding it provides for more transparency and comparability. Additionally, we believe that comparability of our performance is improved by excluding impairments, non-comparable intangibles from our 2007 going-private transaction and other special items.